UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 6, 2005

Oil-Dri Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	0-8675	36-2048898

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois		60611-4213

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 6, 2005, Oil-Dri Corporation of America made the following changes in the compensation payable to the Company’s directors who are not also employees of the Company, effective as of January 1, 2006:

Category	Change

Annual Director Retainer	Increase from $12,500 to $15,000
Annual Audit Committee Chair Retainer	Increase from $5,000 to $7,500
Annual Compensation Committee Chair Retainer	Increase from $2,500 to $5,000

No changes were made in the fees paid for attendance at Board or Board committee meetings, which remain $2,500 for each meeting attended in person and $1,500 for each meeting attended telephonically.

In addition, Richard M. Jaffee, a director and a retired officer of the Company, who has not previously received an annual retainer or meeting fees will begin to receive such fees effective January 1, 2006.

Item 8.01  Other Events.

Also on December 6, 2005, the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) declared regular quarterly cash dividends of $0.12 per share of the Registrant’s Common Stock and $0.09 per share of the Registrant’s Class B Stock.  A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of the Registrant dated December 7, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

	By:	/s/ Charles P. Brissman

Charles P. Brissman
Vice President and General Counsel

Date: December 9, 2005

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release of the Registrant dated December 7, 2005.